Exhibit (h)(a)(21)
SCHEDULE C
to
TRANSFER AGENCY AGREEMENT
(Between Pacific Select Fund and Pacific Life Insurance Company)
Portfolios — Class I Shares only
Portfolios:
Fixed Income Portfolios:
Cash Management Portfolio
Diversified Bond Portfolio
Floating Rate Income Portfolio
Floating Rate Loan Portfolio
High Yield Bond Portfolio
Inflation Managed Portfolio
Inflation Protected Portfolio
Managed Bond Portfolio
Short Duration Bond Portfolio
Non U.S. Fixed Income Portfolios:
Emerging Markets Debt Portfolio
U. S. Equity Portfolios:
American Funds® Growth Portfolio
American Funds® Growth-Income Portfolio
Comstock Portfolio
Dividend Growth Portfolio
Equity Index Portfolio
Focused 30 Portfolio
Growth LT Portfolio
Large-Cap Growth Portfolio
Large-Cap Value Portfolio
Long/Short Large-Cap Portfolio
Main Street® Core Portfolio
Mid-Cap Equity Portfolio
Mid-Cap Growth Portfolio
Mid-Cap Value Portfolio
Small-Cap Equity Portfolio
Small-Cap Growth Portfolio
Small-Cap Index Portfolio
Small-Cap Value Portfolio
Sector Portfolios:
Health Sciences Portfolio
Real Estate Portfolio
Technology Portfolio
Non-U.S. Equity Portfolios:
Emerging Markets Portfolio
International Large-Cap Portfolio
International Small-Cap Portfolio

Schedule C to the Transfer Agency Agreement between Pacific Select Fund and Pacific Life Insurance Company
International Value Portfolio
Asset Allocation/Balanced Portfolios:
American Funds® Asset Allocation Portfolio
Pacific Dynamix — Conservative Growth Portfolio
Pacific Dynamix — Moderate Growth Portfolio
Pacific Dynamix — Growth Portfolio
Portfolio Optimization Conservative Portfolio
Portfolio Optimization Moderate Conservative Portfolio
Portfolio Optimization Moderate Portfolio
Portfolio Optimization Growth Portfolio
Portfolio Optimization Aggressive-Growth Portfolio
Effective: May 1, 2012
Agreed to and accepted by:

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa	By:	/s/Lori K. Lasinski
Name: Howard T. Hirakawa		Name: Lori K. Lasinski
Title: VP, Fund Advisor Operations		Title: Assistant Secretary